UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2004

ALDILA, INC.

(Exact Name of registrant as specified in its charter)

DELAWARE	0-21872	13-3645590
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13450 STOWE DRIVE POWAY, CALIFORNIA	92064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 513-1801

Not Applicable

(Former name or former address, if changed since last report)

Item 7. Exhibits.

Exhibit No.	Description
99.1	Press Release, dated as of February 11, 2004.

Item 9.  Regulation FD Disclosure

On February 11, 2004, Aldila, Inc. (“Aldila”) issued a press release announcing that Carbon Fiber Technology LLC, a joint venture limited liability company owned by it and its joint venture partner, has entered into a non-binding letter of intent to sell selected assets, including property, plant, equipment, and know-how to the independent third party with which a previously announced non-binding letter of interest was signed in September 2003.

A copy of the press release is attached as an exhibit to this Current Report and is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2004		ALDILA, INC.

	By:	/s/ Robert J. Cierzan
Robert J. Cierzan
Chief Financial Officer

 EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated as of February 11, 2004